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                                                                EXHIBIT 10(v)(2)




                              February 28, 1994



Mr. Howard W. Horne
Vice Chairman
Cushman & Wakefield of Texas, Inc.
1300 Post Oak Boulevard, Suite 1300
Houston, Texas  77056

Dear Howard:

         This letter is to confirm our agreement regarding the modification of the January 26, 1993 letter agreement between Houston Industries Incorporated ("HI") and you with respect to your representation of HI and its affiliates in negotiations for the purchase of the 1100 Milam Building. Effective December 2, 1993, we have agreed to modify the terms of the consulting agreement as follows:

                 . The total fee for your services will be $436,000. Of this total, $358,000 will be paid by HI and the remainder ($78,000) will be paid by the seller of the 1100 Milam Building.

                 . Payment by HI will be made to Cushman & Wakefield of Texas, Inc.

         We appreciate the effective and successful representation of HI in these negotiations by you and the other members of the team from Cushman & Wakefield. Please acknowledge your agreement to the foregoing modifications by signing in the space provided below.

                                      Very truly yours,

                                      /s/ DON D. JORDAN
                                      Don D. Jordan
                                      Chairman and Chief Executive Officer

AGREED AND ACCEPTED this 8th day of March, 1994.



 /s/ HOWARD W. HORNE
Howard W. Horne
Cushman & Wakefield of Texas, Inc.